News Release

MEDIA CONTACTS:	Telkonet Investor Relations
414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. to Hold Conference Call/Webcast to Discuss FY 2011 Financial Results Today at 4:30 PM ET; Provides Outlook for FY 2012

April 30, 2012: Milwaukee, WI – Telkonet, Inc. (OTC BB: TKOI.OB), developer of the revolutionary EcoSmart energy management platform incorporating patented Recovery Time™ technology, will hold a teleconference and webcast to discuss 2011 financial results with the financial community at 4:30 PM ET today.

Teleconference and Webcast

The Company will host a teleconference and webcast on Monday, April 30th at 4:30 PM ET to discuss these results with the financial community.

Time: 4:30 PM ET (3:30 PM CT, 1:30 PM PT)

Investor Dial-in (Toll Free): 877-407-0782

Investor Dial-in (International): 201-689-8567

Live Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=168342

A replay of the teleconference will be available until May 14th, 2012, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter account #286 and conference ID # 393306 to access the replay.

Fiscal 2012 Outlook

The Company is providing guidance with respect to management’s current expectations for fiscal 2012, as follows:

•	Expected revenues between $14 and $16 million.

•	Expected gross margins between 50% and 55%.

•	Expected net income between 9% and 11% of revenues.

The above guidance is based on the Company’s current expectations. The Company assumes no obligation to publicly update or revise its outlook. Investors are reminded that these statements are forward-looking and actual results may differ, and may differ materially, form these estimates.

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ABOUT TELKONET

Telkonet is a leading energy management technology provider offering hardware, software and services to Commercial customers worldwide. The EcoCentral Platform, in conjunction with the EcoSmart Suite of products, provides comprehensive savings, management and reporting of a building’s energy consumption. Telkonet’s energy management products are installed in properties within the Hospitality, Military, Educational, Healthcare and Residential markets reducing energy consumption, carbon footprints and eliminating the need for new energy generation. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter and Facebook.

ABOUT ETHOSTREAM

EthoStream is one of the largest public High-Speed Internet Access (HSIA) providers in the world, providing services to more than 4.2 million users monthly across a network of greater than 2,300 locations. EthoStream’s EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service. With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements made under “Fiscal 2012 Outlook.” Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Annual Report on Form 10K for the year ended December 31st, 2011 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

All company, brand or product names are registered trademarks or trademarks of their respective holders.

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